Exhibit 99.1

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WHIRLPOOL COMPLETES ACQUISITION OF MAJORITY STAKE IN HEFEI SANYO

Company to be Renamed “Whirlpool China Co., Ltd.” - remain listed on Shanghai Stock Exchange

BENTON HARBOR, Mich. — Oct. 24, 2014 — Today Whirlpool Corporation [NYSE: WHR] completed its acquisition of a majority interest (51 percent) in Hefei Rongshida Sanyo Electric Co., Ltd. [600983: Shanghai], a leading home appliances manufacturer based in Hefei, China.

“We are pleased to have completed our acquisition of a majority stake in Hefei Sanyo and are confident that this investment will accelerate Whirlpool’s profitable growth in the very important Chinese appliance market,” said Jeff Fettig, chairman and CEO of Whirlpool Corporation. “Whirlpool has a history of more than two decades in China and this milestone reinforces our long-standing commitment to this region.”

Hefei Sanyo has a management team with a proven record of driving growth and profitability. The company also has an established and broad distribution network that includes more than 30,000 outlets nationwide. Their significant presence in rural markets complements Whirlpool’s presence in China’s higher-tier cities. With this acquisition, Whirlpool also will gain manufacturing scale and a competitive cost structure in the city of Hefei.

This investment reflects Whirlpool’s continued confidence in the China market and is a logical extension of both companies’ growth trajectories to date. This acquisition will further advance the city of Hefei as an important global production and research and development center for the home appliance sector.

The ability to consolidate operations offers strong synergies as Whirlpool will provide extensive technical, marketing and product development, combined with Hefei Sanyo’s sales execution and operational strengths, to support the next phase of development.

In connection with the acquisition, the name “Hefei Rongshida Sanyo Electric Co., Ltd.” will be changed to “Whirlpool China Co., Ltd.” The name change is subject to customary registration and approval processes, after which the name on the Shanghai Stock Exchange will be changed accordingly.

About Whirlpool Corporation

Whirlpool Corporation is the world’s leading global manufacturer and marketer of major home appliances, with annual sales of approximately $19 billion in 2013, 69,000 employees and 59 manufacturing and technology research centers around the world. The company markets Whirlpool, Maytag, KitchenAid, Jenn-Air, Amana, Brastemp, Consul, Bauknecht and other major brand names. Additional information about the company can be found at http://www.whirlpoolcorp.com.

About Hefei Sanyo

•	Year established: 1994

•	Headquarters: Hefei, Anhui Province, China

•	Financials: Hefei Sanyo reported revenue of $864 million, EBIT of $67 million and net earnings of $59 million for full year 2013

•	Number of employees: approximately 14,000

•	Chairman: Jin Youhua

•	Current Main Brands: Sanyo, Rongshida /Royal Star and Diqua

•	Main Products: washing machines, refrigerators, and microwave ovens

•	Number of manufacturing facilities: three

•	Sales networks: large nationwide distribution network in China

•	Listing: Listed on the Shanghai Stock Exchange since July 2004 (Ticker: 600983)

•	Other major shareholder: Hefei State-owned Assets Holding Co., Ltd. (23.34%)

Whirlpool Additional Information

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this current report relating to the anticipated benefits of the transaction constitute “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current expectations regarding future events and speak only as of the date of this current report. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance and will not necessarily be accurate indications of whether or not, or the times at or by which, events will occur. Actual performance may differ materially from that expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the risk that the transaction will not achieve its anticipated benefits. In addition to these risks, reference should also be made to the factors discussed under “Risk Factors” in Whirlpool Corporation’s periodic filings with the Securities and Exchange Commission. Although the forward-looking statements contained in this current report are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this current report and, except as expressly required by applicable law, Whirlpool Corporation assumes no obligation to update or revise them to reflect new events or circumstances.

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